UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2015
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 29, 2015, Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”), as issuer and the subsidiaries of Carrols Restaurant Group (the “Guarantors”) entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee, governing $200 million principal amount of 8.00% Senior Secured Second Lien Notes due 2022 of Carrols Restaurant Group (the “Notes”) sold in a private placement which was consummated on April 29, 2015, as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

In connection with the sale of the Notes, on April 29, 2015, Carrols Restaurant Group and the Guarantors entered into a Second Lien Security Agreement (the “Second Lien Security Agreement”) with The Bank of New York Mellon Trust Company, N.A. (the “Collateral Agent”), as collateral agent. Pursuant to the Second Lien Security Agreement, Carrols Restaurant Group and the Guarantors pledged and granted to the Collateral Agent for the benefit of itself, the holders of the Notes and the secured parties specified therein, a second lien on and security interest in all of the right, title and interest in substantially all of the assets of Carrols Restaurant Group and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors), subject to certain exceptions as specified in the Second Lien Security Agreement.

On April 29, 2015, Carrols Restaurant Group and The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture, dated as of May 30, 2012 (the “Existing Indenture”), governing Carrols Restaurant Group's 11.25% Senior Secured Second Lien Notes due 2018 (the “Existing Notes”), entered into a supplemental indenture (the “Supplemental Indenture”) that amends the Existing Indenture. The amendments became operative when $145,500,000 in aggregate principal amount of the Existing Notes that were validly tendered on or prior to 5:00 p.m. on April 28, 2015, the expiration of the consent solicitation period, were accepted for payment and paid for by Carrols Restaurant Group on April 29, 2015 pursuant to the terms of the previously announced tender offer for the Existing Notes, which has not yet expired. The amendments to the Existing Indenture and amendments to certain security documents of Carrols Restaurant Group, including the Second Lien Security Agreement, dated as of May 30, 2012 (the "Existing Second Lien Security Agreement"), among Carrols Restaurant Group, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (collectively, the Existing Second Lien Security Agreement and certain other security agreements of Carrols Restaurant Group and the Guarantors, the "Existing Security Documents"), among other things, (i) eliminated a significant portion of the restrictive covenants in the Existing Indenture, (ii) eliminated certain events of default, (iii) released all of the collateral securing the obligations of Carrols Restaurant Group and the Guarantors under the Existing Notes and (iv) amended the number of days prior to any redemption date that Carrols Restaurant Group must send a notice of redemption. The elimination (or, in certain cases, amendment) of these restrictive covenants and other provisions permit Carrols Restaurant Group and its subsidiaries to, among other things, incur indebtedness, pay dividends or make other restricted payments, incur liens or make investments, in each case which otherwise may not have been permitted pursuant to the Existing Indenture. The amendments to the Existing Indenture and the Existing Security Documents are binding upon the holders of Existing Notes not tendered into the tender offer.

On April 29, 2015, Carrols Restaurant Group and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Wells Fargo Securities, LLC, as representative on behalf of the initial purchasers, in connection with the sale of the Notes. In general, the Registration Rights Agreement provides that Carrols Restaurant Group and the Guarantors will agree to file, and cause to become effective within the time periods specified in the Registration Rights Agreement, a registration statement with the Securities and Exchange Commission (the “SEC”) relating to an offer to holders of the Notes to exchange the Notes for an issue of notes registered under the Securities Act of 1933, as amended, with terms identical to the Notes (the “Exchange Notes”). In general, under the Registration Rights Agreement, Carrols Restaurant Group will be required to file a registration statement for the Exchange Notes with the SEC within 180 days of April 29, 2015 and will be required to consummate the exchange of the Notes for Exchange Notes within 270 days of April 29, 2015.

On April 29, 2015, Carrols Restaurant Group, as borrower, and the Guarantors, as guarantors, entered into a Second Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of April 29, 2015 (the “Amendment”), with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On April 29, 2015, Carrols Restaurant Group terminated the Existing Second Lien Security Agreement.
On April 29, 2015, Carrols Restaurant Group irrevocably called for the redemption of $4,500,000 of Existing Notes that were not tendered in the tender offer, which tender offer has not expired, and irrevocably deposited with The Bank of New York Mellon Trust Company, N.A., as trustee for the Existing Notes, an amount of funds sufficient to redeem such Existing Notes. Consequently, on April 29, 2015, each of Carrols Restaurant Group and the Guarantors terminated its respective obligations under the Existing Notes and the Existing Indenture (other than those obligations which by the terms of the Existing Indenture survive), as amended by the Supplemental Indenture.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 29, 2015, Carrols Restaurant Group and the Guarantors entered into the Indenture with the Trustee governing the Notes. The Indenture provides that the Notes will mature on May 1, 2022 and will bear interest at the rate of 8.00% per annum, payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2015. The entire principal amount of the Notes will be due and payable in full on the maturity date. The Indenture further provides that Carrols Restaurant Group may redeem some or all of the Notes at any time after May 1, 2018 at the redemption prices described therein. In addition, the Indenture also provides that Carrols Restaurant Group may redeem up to 35% of the Notes using the proceeds of certain equity offerings completed before May 1, 2018. The Indenture also provides that Carrols Restaurant Group must offer to purchase the Notes if it sells certain of its assets or if specific kinds of changes in control occur, all as set forth in the Indenture. The Notes are secured by second-priority liens on substantially all of Carrols Restaurant Group’s and the Guarantors’ assets (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the Second Lien Security Agreement (subject to certain exceptions as specified therein), subject to an Intercreditor Agreement, dated as of May 30, 2012, as amended by Amendment No. 1, dated as of April 29, 2015, among Wells Fargo Bank, National Association, as first lien agent, The Bank of New York Mellon Trust Company, N.A., as second lien agent, and each permitted additional second lien obligation representative that may become a party thereto, and will be guaranteed by each of Carrols Restaurant Group’s existing and future Restricted Subsidiaries (as defined in the Indenture). The Indenture contains certain covenants that limit the ability of Carrols Restaurant Group and the Guarantors to, among other things: incur indebtedness or issue preferred stock; incur liens; pay dividends or make distributions in respect of capital stock or make certain other restricted payments or investments; sell assets; agree to payment restrictions affecting Restricted Subsidiaries (as defined in the Indenture); enter into transaction with affiliates; or merge, consolidate or sell substantially all of the assets. Such restrictions are subject to certain exceptions and qualifications all as set forth in the Indenture.

Carrols Restaurant Group used (or will use) the net proceeds of the offering of the Notes (i) to repurchase its outstanding Existing Notes tendered pursuant to a tender offer, which has not expired, (or through a redemption or other repurchase or retirement of any such Existing Notes not purchased in such tender offer), (ii) to pay related fees and expenses and (iii) for working capital and general corporate purposes, including for possible future acquisitions and for potential capital expenditures to remodel restaurants.

On April 29, 2015, Carrols Restaurant Group and the Guarantors entered into the Amendment. The Amendment amends (i) the Credit Agreement, dated as of May 30, 2012 (the "Credit Agreement"), among Carrols Restaurant Group, the Guarantors, the Administrative Agent and the Lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of December 19, 2014 (the "First Amendment" and together with the Credit Agreement and the Amendment, the "Amended Loan Agreement"), among Carrols Restaurant Group, the Guarantors, the Administrative Agent and the Lenders party thereto and (ii) the First Lien Security Agreement, dated as of May 30, 2012, among Carrols Restaurant Group, the Guarantors and the Administrative Agent. The Amended Loan Agreement provides for a revolving credit facility of $30.0 million, an increase of $10.0 million from the prior capacity for revolving credit borrowings of $20.0 million (including a sublimit of up to $20.0 million for letters of credit, an increase of $5.0 million from the prior capacity for letters of credit of $15.0 million). The Amended Loan Agreement also provides that Carrols Restaurant Group has the right to request the Lenders (although they are under no obligation to make any such loans) for incremental revolving credit borrowing increases of up to $25.0 million, in the aggregate, in accordance with the terms specified in the Amended Loan Agreement. The Amended Loan Agreement matures on April 29, 2020. Carrols Restaurant Group will use any borrowings under the Amended Loan Agreement to finance ongoing working capital requirements and other general corporate purposes, including, without limitation, capital expenditures. Carrols Restaurant Group did not make any revolving credit borrowings under the Amended Loan Agreement at closing on April 29, 2015.

Borrowings under the Amended Loan Agreement will bear interest at a per annum rate, at Carrols Restaurant Group's option, equal to (i) the Alternate Base Rate plus the Applicable Margin of 2.0% to 2.75% based on Carrols Restaurant Group's Adjusted Leverage Ratio, or (ii) the LIBOR Rate plus the Applicable Margin of 3.0% to 3.75% based on Carrols Restaurant Group's Adjusted Leverage Ratio (all as defined under the Amended Loan Agreement).

The Amended Loan Agreement also amends, among other things, certain financial rations which Carrols Restaurant Group is required to maintain, including the Adjusted Leverage Ratio, Fixed Charge Coverage Ratio and First Lien Leverage Ratio.

ITEM 7.01.    REGULATION FD DISCLOSURE.

On April 29, 2015, Carrols Restaurant Group, Inc. issued a press release, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Carrols Restaurant Group Press Release, dated April 29, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: April 29, 2015

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer